EXHIBIT 10.15

TECHNOLOGY TRANSFER AGREEMENT

     THIS TECHNOLOGY TRANSFER AGREEMENT (the “Agreement”), is entered into effective July 15, 2004, by and between CABG Medical, Inc., a Minnesota corporation (the “Company”) and Manuel A. Villafaña (“Villafaña”).

     WHEREAS, ATS Medical, Inc. (“ATS”) conducted design work on a synthethic vascular graft device incorporating a manifold connection to the native artery and prepared a preliminary patent search on the subject (the “Project”);

     WHEREAS, in that certain Technology Transfer Agreement by and between Villafaña and ATS dated June 5, 1996 (the “ATS Agreement”), Villafaña acquired all right, title, and interest in and to all of the intellectual property, designs, ideas and concepts concerning the Project from ATS and is thereby obligated to make certain royalty payments to ATS as contemplated in the ATS Agreement;

     WHEREAS, Villafaña has been engaged in research relating to the continued development of intellectual property, designs, ideas and concepts concerning the Project (the “Research”);

     WHEREAS, ATS, the Company, and Villafaña have entered into an Amendment to the ATS Agreement dated June 3, 2004 (the “Amendment”) whereby ATS consents to Villafaña’s transfer of the Technology (as defined in Section 1 herein) to the Company;

     WHEREAS, Villafaña and the Company believe that it is in their mutual best interest for Villafaña to transfer all of his rights, title and interest in the Technology to the Company in exchange for the Company’s assumption of the royalty payments under the ATS Agreement; and

     WHEREAS, the parties wish to set forth their understandings in writing.

     NOW, THEREFORE, for good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

     1. Sale and Transfer of Technology. Subject to the terms and conditions set forth herein, Villafaña hereby sells, conveys, transfers, assigns and delivers to the Company, and the Company hereby purchases from Villafaña all right, title and interest in and to the Technology, application or applications for letters patent, and any and all letters patent which may be issued thereon in the United States, or in any foreign country and all divisions, continuations and continuations-in-part, based on any of the foregoing and any and all patents issued therefrom and any and all reissues or extensions thereof. For purposes of this Agreement only, “Technology” shall mean and include all software, code, technology, data, information, formulas and formulations, research, research product, know-how, trade secrets, confidential information, patents, inventions (whether or not patentable), processes, products, production techniques, concepts, designs, copyrights, trademarks, service marks, trade names, images, designs, logos, copyright registrations, licenses and franchises, and all of the above based on, relating to, or derived from, including without limitation all right, title and interest in and to, that which is listed on Schedule A attached hereto and made part hereof.

     2. Consideration for Transfer. The Company agrees to assume Villafaña’s entire obligation to make royalty payments under the ATS Agreement as set forth in the Amendment.

     3. Ownership of Technology; Assignment of Proprietary Rights. Villafaña acknowledges that the Company shall be the sole and exclusive owner of the Technology. Any and all developments and improvements, including all software, code, technology, data, information, formulas and formulations, research, research product, know-how, trade secrets, confidential information, patents, inventions (whether or not patentable), processes, products, production techniques, concepts, designs, copyrights, trademarks, service marks, trade names, images, designs, logos, copyright registrations, licenses and franchises relating to that which is listed on Schedule A attached hereto which Villafaña may, subsequent to the date of this Agreement, conceive, develop or make, either alone or in conjunction with others, based on, relating to, or derived from the Technology (hereinafter, the “Proprietary Information”) shall be the sole and exclusive property of the Company. Villafaña does hereby assign the Proprietary Information and agrees that, whenever requested to do so by the Company, he shall promptly execute and sign any and all applications, assignments or other instruments that the Company shall deem necessary in order to permit the Company or any licensees, or successors and assigns, to apply for and obtain letters of patent of the United States and of any foreign countries for the Technology, the Proprietary Information, or any portion thereof, in order to assign and convey to the Company, its successors and assigns, the sole and exclusive right, title and interest therein. Villafaña further agrees to grant to the Company an exclusive, perpetual, fully paid, transferable, worldwide license to any part of the Proprietary Information not assigned or assignable above.

     4. Confidentiality.

     a. Duty not to Disclose. Except as required by law, Villafaña agrees to keep confidential and not to disclose or provide to any third party any Confidential Information of the Company.

     b. Definition. For the purposes hereof, the term “Confidential Information” shall mean all information, data, substances, or research product received by Villafaña from the Company which, i) has been provided before, during, or after the term of this Agreement, ii) relates to the Company’s business, to the Technology, or the Proprietary Information, or iii) has been designated by the Company as otherwise confidential or proprietary information. Notwithstanding the foregoing, Confidential Information shall not include any information that was in the public domain at the time of disclosure to Villafaña or was received without restriction by Villafaña from a third party lawfully authorized to disclose such information, or is required to be disclosed or provided to a government entity, in which case Villafaña will provide the Company with adequate written notice and give the Company every reasonable opportunity to protect or contest such governmental disclosure.

     5. General Provisions.

     a. Merger and General Release. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to such subject matter. Villafaña and the Company mutually agree that any and all claims either may have against the other regarding their respective rights in the Technology and the Proprietary Information are fully merged in and otherwise released and discharged by this Agreement, and that the only claims which either party may hereafter assert against the other will be derived from the alleged breach of this Agreement.

     b. Waiver, Modification or Amendment. No waiver, modification or amendment of any term, condition or provision of this Agreement shall be valid or of any effect unless made in writing, signed by the party to be bound and specifying with particularity the nature and extent of such waiver, modification or amendment.

     c. Parties in Interest. This Agreement shall inure to the benefit of and shall be binding upon the parties and their successors and assigns; provided, however, that Villafaña may not assign or delegate any right or obligation hereunder, in whole or in part, without the prior written consent of the Company.

     d. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

     e. Governing Law/Disputes. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota. The parties hereto consent and submit to the jurisdiction to the State and Federal Courts located in Minnesota, and any dispute shall be venued in Hennepin County.

     f. Further Assurances. Each of the parties to this Agreement agrees to act in a manner consistent with the provisions of this Agreement, and further agrees to enter into and execute such further agreements, certificates and instruments as may be reasonable or appropriate to effectuate the terms of this Agreement.

     IN WITNESS HEREOF, the parties have executed this Agreement as of the date first above written.

CABG MEDICAL, INC.

By:	/s/ John L. Babitt	/s/ Manuel A. Villafaña

Its:	President	Manuel A. Villafaña

     Notwithstanding any provision to the contrary in the ATS Agreement, ATS hereby consents to Villafaña’s transfer of the Technology (as defined herein) to the Company as provided herein.

ATS MEDICAL, INC.

By:	/s/ Michael Dale

Its:	President and CEO

EXHIBIT A

Partial Enumeration of Technology

1.	Synthetic vascular graft device incorporating a manifold connection to the native artery.

2.	United States Patent No. 6,241,761

3.	United States Patent No. 6,241,764

4.	United States Patent Application, Serial No. 10/634,200

5.	United States Patent Application, Serial No. 10/698,253

6.	The following foreign patent applications:

a.	Argentina - AR 028513 A1

b.	Australia - AU 24807/01

c.	Brazil - Pl 0100978-8

d.	China - 01111820.2

e.	Europe - 00963771.1

f.	Japan - 2001-555600

g.	Hong Kong - 00.963771.1

7.	All intellectual property, designs, ideas, and concepts concerning:

a.	The Project, as defined herein, and

b.	The Research, as defined herein.